Exhibit 15.2

April 30, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We are currently principal accountants for CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS and, under the date of April 30, 2019, we reported on the consolidated financial statements of ELETROBRAS for the years ended December 31, 2018, 2017 and 2016, and the effectiveness of internal control over financial reporting as of December 31, 2018. On April 11, 2019, we were notified that ELETROBRAS engaged PricewaterhouseCoopers Auditores Independentes as its principal accountant for the year ending December 31, 2019 and that the auditor-client relationship with KPMG Auditores Independentes will cease upon completion of the audit of ELETROBRAS’s consolidated financial statements as of and for the year ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018, and the issuance of our reports thereon. We have read ELETROBRAS’s statements included under Item 16.F of its Form 20-F dated April 30, 2019, and we agree with such statements, except that we are not in a position to agree or disagree with ELETROBRAS’s statement that PricewaterhouseCoopers Auditores Independentes were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on ELETROBRAS’s consolidated financial statements or the effectiveness of internal control over financial reporting.

Very truly yours,

/s/ KPMG Auditores Independentes

Rio de Janeiro, Brazil